Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Preferred & Income Opportunities Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities (1)(2)

Fees to Be Paid	Equity	Common Shares $0.01 par value per share	Rule 456(b) and Rule 457(r)

	Other	Rights to purchase Common Shares (3)	—

	Equity	Preferred Shares	Rule 456(b) and Rule 457(r)

	Unallocated (Universal) Shelf	N/A	Rule 456(b) and Rule 457(r)

Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—

	Other	Rights to purchase Common Shares (3)	—

	Equity	Preferred Shares	—

	Unallocated (Universal) Shelf	N/A	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	415(a)(6)	—	—	$103,370,170	0.0001091(4)	$11,277.69	N-2	333-254473	March 19, 2021	$11,277.69(5)

	Total Offering Amounts					$103,370,170		—

	Total Fees Previously Paid							$11,277.69

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

An indeterminate number of common shares, preferred shares and subscription rights to purchase common shares are being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

(2)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.

(3)

No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.

(4)	The then-current fee rate was $109.10 per $1,000,000.
(5)

The Registrant previously registered Common Shares with a maximum aggregate offering price of $120,000,000 in reliance on Rule 457(o) under the Securities Act, with respect to which the Registrant paid filing fees of $13,092.00, in a prospectus supplement to its prior Registration Statement (File No. 333-254473), which was declared effective on March 19, 2021 (the “Prior Registration Statement”). As of the time of this filing, Common Shares with a maximum aggregate offering price of $103,370,170 remain unsold from the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold Common Shares, with respect to which $11,277.69 in filing fees have already been paid. Because this Registration Statement only includes such carry forward securities for which a registration fee was previously paid, no additional filing fees are currently due.